SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)           April 25, 1997
                                                -------------------------------



                                LOGIMETRICS, INC.
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             (Exact name of registrant as specified in its charter)



      Delaware                             0-10696                    11-2171701
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(State or other jurisdiction of           (Commission              (IRS Employer
  incorporation or organization)           File Number)      Identification No.)



        121-03 Dupont Street, Plainview, New York            11803
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       (Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code:            (516) 349-1700
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Item 1.  Changes in Control of Registrant

          Pursuant to the terms of the Agreement and Plan of Merger, dated as of December 18, 1996 (as amended, the "Merger Agreement"), among LogiMetrics, Inc. (the "Company"), mmTech Acquisition Corp. ("Merger Sub"), mmTech, Inc. ("mmTech") and Charles S. Brand, on April 25, 1997, the Company acquired mmTech by merging Merger Sub with and into mmTech (the "Merger"). Under the terms of the Merger Agreement, each outstanding share of mmTech common stock was converted into 192,478 shares of the Company's common stock, resulting in the issuance of 19,247,800 shares. The Merger is intended to be tax free and to qualify as a "pooling of interests" for accounting purposes.

          Upon consummation of the Merger, Charles S. Brand, the founder and sole shareholder of mmTech, became the Chairman and Chief Executive Officer of the Company and, as of April 30, 1997, beneficially owned 86.0% of the Company's common stock. Norman M. Phipps, the Chairman and Acting President of the Company, became the President and Chief Operating Officer of the Company. In addition, pursuant to the Merger, the Company's Board of Directors was reconstituted to consist of Mr. Brand, Mr. Phipps, Alfred Mendelsohn, Frank Brand and Jean-Francois Carreras.

          mmTech designs, develops and manufactures a complete line of equipment for the local multi-point distribution service marketplace.

          There are no arrangements or understandings between Mr. Brand and any other person or group with respect to the election of directors or other matters of a type required to be filed pursuant to Item 1 of Form 8-K.

          A copy of the Merger Agreement has been filed as an Exhibit to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Merger Agreement set forth above is a summary only, is not intended to be complete, and is qualified in its entirety by reference to the Merger Agreement.

Item 2.  Acquisition or Disposition of Assets

          As described in Item 1 above, on April 25, 1997, the Merger was consummated resulting in mmTech becoming a wholly owned subsidiary of the Company. The aggregate consideration paid by the Company to Mr. Brand in connection with the acquisition of mmTech consisted of 19,274,800 shares of the Company's common stock, or 192,748 shares of the Company's common stock for each share of mmTech stock issued and outstanding as of the effective time of the Merger. As described above, upon consummation of the Merger, Charles S. Brand, the founder and sole shareholder of mmTech, became the Chairman and Chief Executive Officer of the Company and Norman M. Phipps, the Chairman and Acting President of the Company, became the President and Chief Operating Officer of the Company. In addition, pursuant to the Merger, the Company's Board of Directors was reconstituted to consist of Mr. Brand, Mr. Phipps, Alfred Mendelsohn, Frank Brand and Jean-Francois Carreras. The Company has entered into five-year employment contracts with each of Messrs. Brand and Phipps.

          In the Merger, the Company acquired assets of mmTech consisting of, among other things, working capital assets of approximately $2.4 million and property, plant and equipment of approximately $150,000. Such assets were used in the course of the regular business of mmTech and the Company intends to devote such assets to the same purposes.

          Except as described herein, there are no material relationships between Mr. Brand and the Company or any of its affiliates, any director or officer of the Company, or any associate of any such director or officer.


Item 7.  Financial Statements and Exhibits.

          (a) Financial Statements of Businesses Acquired.

          It is impracticable at this time for the Company to provide the financial statements and pro forma financial information required by this Item. It is anticipated that such financial statements and pro forma financial information will be filed on or before July 9, 1997.

          (b) Pro Forma Financial Information

          It is impracticable at this time for the Company to provide the financial statements and pro forma financial information required by this Item. It is anticipated that such financial statements and pro forma financial information will be filed on or before July 9, 1997.

          (c) Exhibits.


          Exhibit 2.1 Agreement and Plan of Merger, dated December 18, 1996. Previously filed as Exhibit 2.1 to the Company's Current Report on Form 8-K, dated December 18, 1996, and incorporated herein by reference.

          Exhibit 2.2  Amendment to Merger Agreement.

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 LOGIMETRICS, INC.


                                  By:  /s/ Norman M. Phipps
                                       ____________________________________
                                           Norman M. Phipps,
                                           President and Chief Operating Officer


Dated:  May 12, 1997


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                                  EXHIBIT INDEX

                                 Exhibit                                Page No

     2.2        Amendment to Agreement and
                Plan of Merger, dated December 18, 1996.                  6